Exhibit 10.1

______________________________________________________

LOAN AGREEMENT

Dated as of

February 11, 2011

AMONG

DENLY UTAH COAL, LLC.

JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P. AND

JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P. II

(Lenders)

AND

AMERICA WEST RESOURCES, INC.

(Borrower)

AND

AMERICA WEST SERVICES, INC.

(Guarantor

_____________________________________________________

i

LOAN AGREEMENT

THIS LOAN AGREEMENT is dated and effective on and as of February 11, 2011, by and among Denly Utah Coal, LLC, a Texas limited liability company (“Denly”), John Thomas Bridge and Opportunity Fund, L.P., a Delaware limited partnership (“JTBOF1”) and John Thomas Bridge and Opportunity Fund, L.P. II, a Delaware limited partnership (“JTBOF2”) (JTBOF1 and JTBOF2 being referred to, collectively, as “JTBOF”) (Denly and JTBOF being referred to, collectively, as “Lenders”), and America West Resources, Inc., a Nevada corporation (“Borrower”) and America West Services, Inc., a Nevada corporation (“Guarantor”), and Denly as collateral agent for itself and JTBOF (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Section 1
General Terms

1.1

Certain Definitions.  As used in this Loan Agreement:

“Affiliate” shall mean with respect to any Person (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary 10% or more of the securities or interests having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person and (iii) each of such Person’s officers, directors, joint venturers and partners.  For the purpose of this definition “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.  Anything herein to the contrary notwithstanding, in no event shall either of the Lenders be considered an “Affiliate” of the Borrower.

“Agreement” shall mean this Loan Agreement, as the same may be modified, amended, restated or replaced from time to time.

“Amended and Restated Security Agreement” is defined at Section 3.5(h).

“Amendment No. 4” is defined at Section 2.1(i).

“Amendment to Second Warrant” is defined at Section 3.1.

“AWM” shall mean America West Marketing, Inc., a Nevada corporation and a wholly-owned subsidiary of Borrower.

“AWS” shall mean America West Services, Inc., a Nevada corporation and a wholly-owned subsidiary of Borrower and sometimes referred to in this Agreement as “Guarantor”.

“Bankruptcy Code” shall mean Title 11, United States Code, 11 U.S.C. 101 et seq., as the same may be amended and in force and effect from time to time, or any successor law.

“Borrower” shall mean America West Resources, Inc., a Nevada corporation, its successors and assigns.

“Borrower Common Stock” shall mean the $.0001 par value common stock of Borrower.

“Borrower Equipment Loan Assumption Agreement” is defined at Section 3.5(a).

“Borrower New Equity Requirements” is defined at Section 3.2.

“Capital Stock” shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, membership interests in any Person that is a limited liability company and partnership and joint venture interests (general and limited) in any Person that is a partnership or joint venture.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereof or thereunder by the Internal Revenue Service.

“Collateral” shall mean the security for payment of the Indebtedness and performance of the Obligations.

“Collateral Documents” shall mean all security agreements, guaranties, collateral assignments, pledge agreements, deeds of trust, mortgages and lien instruments executed by the Borrower or others to secure, guarantee or otherwise provide for payment of the Indebtedness or performance of the Obligations, in favor of or for the benefit of the Lenders, including those which have been previously executed or are executed concurrently herewith or subsequently hereto.

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit E attached and to be executed and delivered from time to time as required by the provisions of Section 5.1(d) hereof and to be signed by an appropriate officer of the Borrower demonstrating, in reasonable detail, compliance with the covenants set forth in Section 5 and Section 6 of this Agreement, and containing a statement whether to the knowledge of such officer an Event of Default or Default has occurred hereunder and, if so, whether it is continuing and specifying the steps that are being taken by the Borrower to cure the same.

“Consumer Road Property” is defined at Section 5.17.

“Contingent Liability” shall mean, as to any Person, any Guaranty, and any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

“Conversion and Renewal Closing” is defined at Section 3.5(n).

“Conversion and Renewal Conditions” is defined in Section 3.5(b).

“Conversion Election Notice” is defined at Section 3.6(a).

“Conversion Price” is defined at Section 3.6(b).

“Debt” shall mean, as to any Person, all indebtedness as determined in accordance with GAAP and, in any event, shall include (a) all indebtedness secured by any lien upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness and (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though the rights and remedies of the seller or Lenders under such agreement in the event of default are limited to repossession or sale of such Property and (c) all capitalized lease obligations.  For all purposes of this Agreement, the Debt of any Person shall include all recourse Debt of any partnership and joint venture in which such Person is a general partner or a joint venturer.

“Default” shall mean any occurrence which, but for the passage of time or giving of notice or both, or the happening of any further condition, event or act, would be an Event of Default.

“Default Rate” shall mean a rate of interest equal to the lesser of (a) eighteen (18%) per annum and (b) the Maximum Lawful Rate.

“Denly Continuing Indebtedness” is defined at Section 2.1(n).

“Denly Predecessors” is defined at Section 2.1(a).

“Denly Renewal Note” is defined at Section 3.5(c).

“Dividend” shall mean, as to any Person, (a) any declaration or payment of any dividend on, or the setting aside or the creation of a sinking fund with respect to, or the making of any pro rata distribution, loan, advance or investment to or in any holder (in its capacity as a holder) of, any Capital Stock of such Person (other than a dividend in, or distribution of, Capital Stock of the same class and series or the right to acquire Capital Stock of the same class and series), or (b) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of such Person, or the setting aside of funds or the creation of a sinking fund with respect thereto.

“Effective Date of Conversion” is defined at Section 3.6(c).

“Environmental Laws” shall mean any and all present and future federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

“Equipment Lease” shall mean one or more equipment leases, in Proper Form, executed between the Guarantor, as lessor, and Hidden Splendor, as lessee, pursuant to which the Guarantor leases certain equipment to Hidden Splendor for use solely in the operation of the Horizon Mine.

“Event of Default” shall mean any of the events specified or referred to in Section 7.1 of this Agreement with respect to which any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, has been satisfied.

“Final Maturity Date” shall mean June 1, 2014.

“First Warrant” is defined in Section 2.1(j).

“GAAP” shall mean, as to a particular Person and subject to the provisions of Section 1.2, such accounting practice as, in the opinion of the independent accountants of recognized standing regularly retained by such Person and acceptable to the Lenders, conforms at the time to generally accepted accounting principles, consistently applied.  Generally accepted accounting principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the Person furnished to the Lenders, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

“Governmental Authority” shall mean any governmental authority, including that of the United States of America, any State of the United States, any foreign country, and any political subdivision of any of the foregoing, and any domestic or foreign agency, department, commission, board, bureau or court having jurisdiction over the Borrower or the Horizon Mine.

“Governmental Permits” shall mean all certificates, licenses, permits and no action letters from any Governmental Authority required to evidence full compliance by the Borrower and its Subsidiaries and conformance of their respective Properties with all Legal Requirements applicable to the Borrower and its Subsidiaries and the development, management and operation of their respective Properties, including without limitation the Columbia Mine.

“Guarantor” shall mean AWS.

“Guaranty” shall mean, as to a Person, any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in Debt).

“Hazardous Material” shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, insulation, transformers or other equipment that in each case contains dielectric fluid containing polychlorinated biphenyls, (b) any chemicals or other material or substances which are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, recontaminants”, “pollutants” or words of similar import under any Environmental Laws and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Laws.

“herein,” “hereof,” “hereto,” “hereunder” and similar terms, shall refer to this Agreement and not to any particular section or provision of this Agreement.

“Hidden Splendor” shall mean Hidden Splendor Resources, Inc., a Nevada corporation, and wholly owned Subsidiary of the Borrower.

“Hidden Splendor Bankruptcy Plan” is defined at Section 2.1(d).

“Horizon Mine” shall mean the coal mine that is presently operated by Hidden Splendor in Carbon County, Utah and which is commonly referred to as the “Horizon Mine.”

“Horizon Mine Lease” shall mean that United States Department of the Interior Bureau Land Management Coal Lease UTU-74804 dated September 1, 1998, as amended, between the Bureau of Land Management, as Lessor, and Horizon Mining, LLC as the lessee relating to the “Horizon Mine.”

“Indebtedness” shall mean all sums at any time and from time to time owed by the Borrower to the Lenders under this Agreement, including principal and interest on the Notes, and any and all other indebtedness now or hereafter to become owing pursuant to any of the other Loan Documents.

“Indemnified Matters” shall have the meaning given such term in Section 5.13(a).

“Indemnitees” shall have the meaning given such term in Section 5.13(a).

“IRS Letter” is defined at Section 5.3.

“JTBOF Continuing Indebtedness” is defined at Section 2.2(b).

“JTBOF Renewal Notes” is defined at Section 3.5(d).

“JTBOF Subordination Agreements” is defined at Section 2.2(c).

“Legal Requirement” shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including (without limitation) any order, writ, injunction, award or decree of any court, arbitrator, administrative agency or other Governmental Authority.

“Lenders” shall mean, collectively, Denly and JTBOF, and their respective successors and assigns.

“Liabilities” shall mean all Debt and other items of indebtedness or liability (except capital and surplus, but including reserves other than those deducted in determining Tangible Assets) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet.

“Liens” shall mean any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

“Litigation” shall mean any proceeding, claim, lawsuit, arbitration, and investigation conducted or threatened by or before any Governmental Authority, including without limitation proceedings, claims, lawsuits, and investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, tax, or other law, or under or pursuant to any contract, agreement, or other instrument.

“Loan Documents” shall mean this Agreement, the Notes, the Collateral Documents and all other documents, financing statements, agreements, and certificates executed and delivered by any Person in connection with any thereof.

“Material Adverse Change” shall mean any circumstance or event that (a) causes or results in or can reasonably be expected to cause or result in a Default or Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of the Borrower and its Subsidiaries taken as a whole, or (ii) be material and adverse to the financial condition, business operations, prospects or Properties of the Borrower and its Subsidiaries taken as a whole, or (c) in any manner whatsoever does or can reasonably be expected to materially and adversely affect the validity or enforceability of any of the Loan Documents.

“Maximum Lawful Amount” shall mean the maximum amount of non-usurious interest, and “Maximum Lawful Rate” shall mean the maximum rate of non-usurious interest, permitted with respect to the indebtedness evidenced by the Notes from time to time by applicable law after taking into account any and all fees, payments, and other charges that constitute interest under applicable law.  Use of the term Maximum Lawful Amount shall not be deemed to imply or affirm that there is any Maximum Lawful Amount applicable to the Notes.

“Murch,” “Moore” and “Meeks” are defined at Section 2.1(f).

“Notes” shall mean the promissory notes evidencing the 2008 Denly Loans, the 2009 Equipment Loans, the Other Denly Loans, the Denly Continuing Indebtedness and/or the JTBOF Continuing Indebtedness, together with the $2,000,000 Denly Conversion Note, and any Renewal Notes executed and delivered, or to be executed and delivered to the Lenders by the Borrower pursuant to this Agreement, together with any and all renewals, extensions, modifications and rearrangements thereof.

“Obligated Parties” shall mean the Borrower and the Guarantor, collectively.

“Obligations” shall mean any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by the Obligated Parties as set forth in this Agreement, the Notes and any other Loan Documents.

“Other Denly Loans” is defined at Section 2.1(l).

“Permitted Liens” shall mean:

(a)

Liens for Taxes to the extent nonpayment thereof shall be permitted by Section 4.6 hereof;

(b)

Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable;

(c)

Deposits to secure the performance of bids, trade contracts (other than for indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)

Zoning restrictions, easements, licenses, covenants, conditions, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower;

(e)

Liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Borrower shall have set aside on its books adequate reserves with respect to such judgment or award;

(f)

Deposits, liens or pledges to secure payments of workmen’s compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business; and

(g)

Liens securing the payment of the Indebtedness and performance of the Obligations.

“Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association, Governmental Authority or any other form of entity.

“Proper Form” shall mean such form as is satisfactory in form and substance to the Lenders and legal counsel for the Lenders.

“Property” shall mean all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

“Registration Rights Agreement” is defined at Section 3.5(l).

“Renewal Notes” shall have the meaning ascribed to such term in Section 3.5(e).

“Required Lender” shall mean any one or more of the Lenders that, collectively, are the holders of one or more Renewal Notes evidencing an aggregate of outstanding principal and accrued unpaid interest that exceeds fifty percent (50%) of the aggregate of all outstanding principal and accrued unpaid interest on all of the Renewal Notes.

“Restricted Payments” shall mean any Dividend or any direct or indirect distribution, dividend or other payment on account of any general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of Capital Stock or other securities of, the Borrower or any Subsidiary.

“Restricted Purchases” shall mean any payments (or the setting aside of funds for, or the establishment of a sinking fund with respect to) on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Warrant” is defined in Section 2.1(j).

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Subsidiary” shall mean any Person of which all of the Capital Stock is owned by the Borrower.

“Taxes” shall mean all taxes, assessments, imposts, fees, and other charges at any time imposed by any laws or Governmental Authority.

“2008 Denly Loan Agreement” is defined at Section 2.1(a).

“2008 Denly Loans” is defined at Section 2.1(a).

“2008 Denly Registration Rights Agreement” is defined at Section 2.1(c).

“2008 Denly Stock” is defined at Section 2.1(b).

“2008 Denly Stock Purchase” is defined at Section 2.1(b).

“2009 Assignment of Contracts and Proceeds” is defined at Section 2.1(g).

“2009 Assignment of Equipment Lease” is defined at Section 2.1(g).

“2009 Denly Security Agreement” is defined at Section 2.1(j).

“2009 Equipment Loan Agreement” is defined at Section 2.1(f).

“2009 Equipment Loans” is defined at Section 2.1(f).

“2009 Equipment Security Agreement” is defined at Section 2.1(g).

“2009 Registration Rights Agreement” is defined at Section 2.1(h).

“2,000,000 Denly Conversion Note” is defined at Section 2.1(m).

“Wildcat Loadout Facility” is defined at Section 5.16.

1.2

Other Documents; Accounting Terms.  All terms defined in this Agreement shall be used with such defined meanings when used in any note, certificate, schedule, report or other document made or delivered pursuant to this Agreement, unless specifically required otherwise.  Each accounting term not specifically defined herein shall have the meaning given in accordance with GAAP and, when applied to a Person, shall mean such Person and its Subsidiaries on a consolidated basis, unless otherwise expressly stated.  If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a generally accepted accounting principal or practice and such change results in a change in the method or calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such change with the desired result being that the criteria for evaluating the Borrower’s financial condition shall be the same after such change as if such change had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated as if such change had not occurred.

1.3

Use of Pronouns.  Terms defined or used in the singular shall include the plural, and those in the plural shall include the singular, unless the context shall otherwise require, and the use of masculine, feminine and neuter pronouns shall include each gender as the context may require.

1.4

Amendments, Etc.  Unless the context otherwise requires or unless otherwise provided, the terms defined in Section 1.1 hereof which mean or refer to a particular agreement, instrument or document shall also mean, refer to and include when appropriate all amendments, renewals, extensions, substitutions and modifications of such agreement, instrument or document, provided that nothing contained in this Section 1.4 shall be construed to authorize the execution or entering into by any Person of any such renewal, extension or modification except as may be permitted by other provisions of this Agreement.

Section 2
Recitals

2.1

Historical Denly Loans.

(a)

Denly ACI Partners, Ltd. and The von Waaden 2004 Revocable Trust (“Denly Predecessors”) entered into that certain Loan Agreement with Borrower dated October 9, 2008 (as amended, the “2008 Denly Loan Agreement”) pursuant to which Denly Predecessors loaned to Borrower $2,800,000 (the “2008 Denly Loans”);

(b)

Contemporaneously with the 2008 Denly Loans, Denly Predecessors purchased from Borrower certain shares (the “2008 Denly Stock”) of the Borrower Common Stock for a purchase price of $200,000 (the “2008 Denly Stock Purchase”) in accordance with that certain Common Stock Purchase Agreement dated October 9, 2008 between Denly Predecessors and Borrower;

(c)

In connection with the 2008 Denly Stock Purchase, the Company and Denly Predecessors entered into that certain Registration Rights Agreement dated October 9, 2008 (the “2008 Registration Rights Agreement”) pursuant to which Borrower agreed to register with the SEC the shares of Borrower Common Stock purchased by Denly Predecessors under certain circumstances;

(d)

Borrower contributed the proceeds of the 2008 Denly Loan and the 2008 Denly Stock Purchase to its wholly-owned subsidiary, Hidden Splendor and enabled Hidden Splendor to obtain confirmation of its plan of reorganization (the “Hidden Splendor Bankruptcy Plan”) in Case No. B1-N-07-51378-gwz in the United States Bankruptcy Court, District of Nevada;

(e)

Denly Predecessors formed Denly in May, 2009 and contributed to Denly all of their respective rights, title and interest in the 2008 Denly Loan and all of the 2008 Denly Stock as well as the rights of Denly under the 2008 Registration Rights Agreement;

(f)

Denly, JTBOF1, Thomas Murch (“Murch”), James Moore (“Moore”) and John Meeks (“Meeks”), as “Lenders”, Guarantor, and Borrower (as “Guarantor”), entered into that certain Loan Agreement dated May 27, 2009 (the “2009 Equipment Loan Agreement”) pursuant to which Denly, JTBOF, Murch, Moore and Meeks made loans (the “2009 Equipment Loans”) to AWS for the purpose of acquiring and/or leasing certain equipment.  In connection with the 2009 Equipment Loans, Borrower (as “Guarantor”) executed and delivered that certain Guaranty Agreement dated May 26, 2009 (the “2009 Equipment Loan Guaranty”) pursuant to which Borrower guaranteed all of the obligations of Guarantor in connection with the 2009 Equipment Loans;

(g)

The 2009 Equipment Loans were secured by:

(i)

a security interest in the equipment and all other assets of AWS arising under the Security Agreement dated May 27, 2009 (the “2009 Equipment Security Agreement”);

(ii)

that certain Assignment of Contracts and Proceeds dated May 27, 2009 (the “2009 Assignment of Contracts and Proceeds”) executed by AWM; and

(iii)

that certain Assignment of Equipment Lease dated May 27, 2009 (the “2009 Assignment of Equipment Lease”) executed by Guarantor;

(h)

Contemporaneously with the 2009 Equipment Loans, Denly, JTBOF, Murch, Moore and Meeks and Borrower entered into that certain Common Stock Purchase Agreement dated May 27, 2009 pursuant to which each of Denly, JTBOF1, Murch, Moore and Meeks purchased Borrower Common Stock, and the parties also entered that certain Registration Rights Agreement (the “2009 Registration Rights Agreement”) pursuant to which Borrower agreed to register with the SEC the Borrower Common Stock purchased under certain circumstances;

(i)

The 2008 Denly Loan Agreement was amended by Amendment No. 1 to Loan Agreement dated November, 2008, Amendment No. 2 to Loan Agreement dated December 1, 2008, and Amendment No. 3 to Loan Agreement dated December 19, 2008, and the indebtedness evidenced by the 2008 Denly Loan Agreement was renewed and extended in accordance with Amendment No. 4 to Loan Agreement dated October 9, 2009 (“Amendment No. 4”).  Contemporaneously with the execution and delivery of this Agreement, Borrower and Denly have executed and delivered that certain Amendment No. 5 to Loan Agreement further amending the 2008 Denly Loan Agreement;

(j)

Contemporaneously with the execution of Amendment No. 4, (i) Denly and Borrower executed that certain Security Agreement dated October 9, 2009 (the “2009 Denly Security Agreement”) pursuant to which Borrower granted to Denly a first priority security interest in all of its assets, including, without limitation, all of the stock of all of its Subsidiaries, (ii) Borrower issued to Denly that certain First Warrant dated October 9, 2011 covering Two Million (2,000,000) shares of Borrower Common Stock (the “First Warrant”), and Borrower issued to Denly that certain Second Warrant dated October 9, 2009 covering up to Eleven Million (11,000,000) shares of Borrower Common Stock (the “Second Warrant”);

(k)

Also, contemporaneously  with the execution of Amendment No. 4, each of Denly, JTBOF1, Murch, Moore and Meeks, Guarantor and Borrower entered into Amendment No. 1 to the 2009 Equipment Loan Agreement, pursuant to which Denly, JTBOF, Murch, Moore and Meeks made additional advances in the 2009 Equipment Loan to Guarantor;

(l)

In addition to the 2008 Denly Loans and Denly’s participation in the 2009 Equipment Loans, Denly has advanced additional loans to Borrower (the “Other Denly Loans”), all of which are reflected on Schedule 2.1 to this Agreement (which includes the 2008 Denly Loan, the 2009 Equipment Loan made by Denly and the $2,000,000 Conversion Note);

(m)

The Other Denly Loans, include, without limitation, the loan evidenced by that certain Secured Promissory Note made by Borrower of even date with this Agreement and payable to the order of Denly in the original principal sum of $2,000,000 (the “$2,000,000 Denly Conversion Note”);

(n)

All of the indebtedness owed by Borrower or Guarantor to Denly other than the indebtedness evidenced by the $2,000,000 Denly Conversion Note is sometimes referred to in this Agreement as the “Denly Continuing Indebtedness”.

2.2

Historical JTBOF Loans.

(a)

In addition to participating in the 2009 Equipment Loans, JTBOF has advanced loans to the Borrower, all of which are described on Schedule 2.2 to this Agreement (including, without limitation, all indebtedness evidenced by the notes issued to JTBOF1 in connection with the 2009 Equipment Loans);

(b)

All of the indebtedness owed by Borrower or Guarantor to JTBOF is sometimes referred to in this Agreement as the “JTBOF Continuing Indebtedness”;

(c)

Denly, JTBOF1 and Borrower entered into that certain Subordination Agreement dated February 7, 2011 pursuant to which all of the indebtedness owed to JTBOF1 has been subordinated to all of the indebtedness of Borrower to Denly, and Denly, JTBOF2 and Borrower have entered into that certain Subordination Agreement dated February 7, 2011 pursuant to which all of the indebtedness owed by Borrower to JTBOF2 has been subordinated to all of the indebtedness owed by Borrower to Denly (collectively, the “JTBOF Subordination Agreements”).

2.3

Murch, Moore and Meeks; Amendment No. 2 to 2009 Equipment Loan Agreement.  As of December 15, 2010, each of Murch, Moore and Meeks has converted to Borrower Common Stock all of the indebtedness owed to him with respect to the 2009 Equipment Loans, and, accordingly, neither Borrower nor Guarantor has any outstanding Debt to Murch, Moore or Meeks.  Contemporaneously with this Agreement, Borrower, Guarantor, Denly and JTBOF have executed and delivered Amendment No. 2 to Loan Agreement further amending the 2009 Equipment Loan Agreement.

2.4

Borrower Reverse Stock Split.  Effective October 18, 2000, Borrower effected a reverse stock split pursuant to which each share of Borrower Common Stock was converted into one-twelfth (1/12) of one share of Borrower Common Stock.

Section 3
Transactions and Agreements

3.1

Amendment of Second Warrant.  Contemporaneously with the execution and delivery of this Agreement, Borrower and Denly are executing and delivering an Amendment to Second Warrant (the “Amendment to Second Warrant”) pursuant to which such Second Warrant will cover Eleven Million (11,000,000) shares of Borrower Common Stock (before adjustment for the reverse stock split referenced at Section 2.4) and otherwise in form and substance acceptable to Borrower and Denly

3.2

Borrower’s Effort to Raise Additional Equipment Capital.  Borrower agrees to exercise its best efforts to raise by March 15, 2011 a minimum of $3,800,000 of additional equity capital by issuing additional Borrower Common Stock to one or more investors in one or a series of transactions complying with the following requirements (collectively, the “Borrower New Equity Requirements”):

(a)

the investors include only “accredited investors” as such term is defined in Regulation D of the SEC; and,

(b)

none of the investors shall have been the subject of disciplinary action by the SEC or any state securities agency; and

(c)

between the date of this Agreement and March 15, 2011, the Borrower shall issue and sell to the investors only Borrower Common Stock with net proceeds of such issuance actually received by Borrower in an amount not less than $3,800,000; and

(d)

the only consideration received by Borrower in connection with such issuance shall be cash; and

(e)

the issuance price for the Borrower Common Stock so issued shall not be less than $1.00 per share; and

(f)

the Borrower shall not grant or agree to any right or privileges on the part of such investors other than those which all holders of Borrower Common Stock would have solely as a result of their ownership of such Borrower Common Stock.

3.3

Conversion of the $2,000,000 Denly Conversion Note.

(a)

In the event that Borrower fully satisfies the “Conversion and Renewal Conditions” defined below on or before March 15, 2011, then, at the Conversion and Renewal Closing referenced below, Denly shall surrender the $2,000,000 Denly Conversion Note to Borrower and shall receive in return a certificate evidencing that number of shares of Borrower Common Stock equal to one (1) such share for each one dollar ($1) of outstanding principal and accrued unpaid interest on such note (adjusted for any stock splits, reverse splits , stock dividends or the like occurring after the execution of this Agreement and before the Conversion and Renewal Closing).

(b)

The “Conversion and Renewal Conditions” shall mean and include all of:

(i)

the Borrower New Equity Requirements shall have been fully satisfied;

(ii)

each of the warranties and representations of Borrower in this Agreement shall be true and correct in all material respects;

(iii)

the Borrower and all of its Subsidiaries shall be in substantial compliance with each of their covenants and obligations set forth in this Agreement; and

(iv)

no Material Adverse Change shall have occurred.

3.4

Conversion of JTBOF Debt.  In the event that Borrower fully satisfies the Conversion and Renewal Conditions set forth at Section 3.3(b) above, JTBOF, at the Conversion and Renewal Closing provided for below, shall convert One Million Dollars ($1,000,000) of the JTBOF Continuing Indebtedness into Borrower Common Stock at $1.00 per share of Borrower Common Stock (adjusted for any stock splits, reverse splits, stock dividends or the like occurring after the execution of this Agreement and prior to the Conversion and Renewal Closing), with the amount so converted allocated between JTBOF1 and JTBOF2 as they shall agree in writing, or, if they do not agree, based upon the relative balance of principal and accrued unpaid interest owed to JTBOF1 and JTBOF2 at the date of such conversion.

3.5

Renewal and Extension of Denly Continuing Indebtedness and JTBOF Continuing Indebtedness.  In the event that Borrower fully satisfies the Conversion and Renewal Conditions on or before March 15, 2011, then, Denly, Borrower and Guarantor shall renew and extend the Denly Continuing Indebtedness and JTBOF, Borrower and Guarantor shall renew and extend the JTBOF Continuing Indebtedness (less the $1,000,000 of the same converted into Borrower Common Stock as provided in Section 3.4) as follows:

(a)

Borrower shall assume and agree to pay all of the obligations of Guarantor to Denly and JTBOF1 with respect to all outstanding principal and accrued unpaid interest on the 2009 Equipments Loans by executing in favor of Denly and JTBOF an Assumption Agreement in Proper Form (the “Borrower Equipment Loan Assumption Agreement”);

(b)

Each of Denly and JTBOF shall surrender to Borrower for cancellation all of the promissory notes evidencing any of the Denly Continuing Indebtedness and the JTBOF Continuing Indebtedness;

(c)

Borrower shall execute and deliver to Denly a new promissory note (the “Denly Renewal Note”) in an original principal amount equal to the aggregate of all outstanding principal and accrued unpaid interest (with interest calculated at the pre-default rate prior to the maturity date specified in the notes evidencing such indebtedness and at the “default rate” specified in such notes after the maturity date specified in such notes) on all of the Denly Continuing Indebtedness as of the date of the Denly Renewal Note, bearing interest and payable as provided below and otherwise in the form attached to this Agreement as Exhibit A, which Denly Renewal Note shall be executed, delivered and accepted in renewal, extension and rearrangement, but not in extinguishment, of the Denly Continuing Indebtedness;

(d)

Borrower shall execute and deliver to each of JTBOF1 and JTBOF2 a new promissory note (the “JTBOF1 Renewal Note” and the “JTBOF2 Renewal Note” respectively and, collectively, the “JTBOF Renewal Notes”) in the original principal amount equal to the aggregate of all outstanding principal and unpaid interest (with interest calculated at the pre-default rate prior to the maturity date specified in the notes evidencing such indebtedness and at the “default rate” specified in such notes after the maturity date specified in such notes) on all of the JTBOF Continuing Indebtedness (less the $1,000,000 amount of such indebtedness that is converted into Borrower Common Stock in accordance with Section 3.4) owned by JTBOF1 and JTBOF2, respectively, as of the date of the JTBOF Renewal Notes.  Each of the JTBOF Renewal Notes shall bear interest and be payable as set forth below and otherwise in the form attached to this Agreement as Exhibit A.  Each of the JTBOF Renewal Notes shall be executed, delivered and accepted in renewal, extension and rearrangement, but not in extinguishment, of that portion of the JTBOF Continuing Indebtedness evidenced by such note;

(e)

The Denly Renewal Note and the JTBOF Renewal Notes are sometimes referred to in this Agreement, collectively, as the “Renewal Notes”.

(f)

Each of the Renewal Notes shall bear interest prior to the occurrence of an Event of Default at the rate of eight (8%) percent per annum;

(g)

Each of the Renewal Notes shall be payable as follows:

(i)

in thirty-five (35) equal, successive monthly installments of principal and interest beginning July 1, 2011 and continuing through May 1, 2014 based upon a sixty (60) month amortization of the aggregate of outstanding principal and accrued unpaid interest on such note as of May 31, 2011; and,

(ii)

in one final installment of all outstanding principal and accrued unpaid interest due June 1, 2014;

(h)

The Renewal Notes shall rank pari passu and shall be paid ratably (provided that in the event that the holder of any of the Renewal Notes converts a portion of such note into Borrower Common Stock in accordance with this Agreement, such conversion shall result in a reduction in the outstanding balance of principal and accrued interest on such note, no ratable reductions shall be required with respect to the other Renewal Notes, and ratable payments shall thereafter be paid based upon the adjusted relative balances of each of the Renewal Notes).  If either Lender receives a payment in excess of its respective ratable share, the Lender receiving such excess immediately shall pay to the other Lender such amount as shall be necessary to give effect to the ratable sharing requirements of this Agreement;

(i)

All of the indebtedness evidenced by each of the Renewal Notes shall be secured by all of the assets of Borrower, and all of the indebtedness owed by Guarantor to Denly and JTBOF1 and guaranteed by the AWS Renewal Guaranty shall be secured by all of the assets of Guarantor, all in accordance with an Amended and Restated Security Agreement in form attached to this Agreement as Exhibit B (the “Amended and Restated Security Agreement”) which shall amend, renew, extend and rearrange (but not extinguish) the valid and subsisting liens and security interests created and arising under the 2009 Denly Security Agreement and the 2009 Equipment Security Agreement;

(j)

The indebtedness evidenced by each of the Denly Renewal Note and the JTBOF1 Renewal Note shall be guaranteed by Guarantor as more particularly provided in that certain Guaranty Agreement attached as Exhibit C to this Agreement (the “AWS Renewal Guaranty”);

(k)

The holders of each of the Renewal Notes shall have the right to convert, in whole or in part, the outstanding principal and accrued unpaid interest of such notes in accordance with the provisions of Section 3.6 below;

(l)

The Borrower shall execute and deliver in favor of each of Denly and JTBOF an Amended and Restated Registration Rights Agreement in the form attached as Exhibit D to this Agreement (the “Registration Rights Agreement”) which shall supersede the 2008 Registration Rights Agreement and the 2009 Registration Rights Agreement insofar as the rights of Denly are concerned;

(m)

The JTBOF Subordination Agreements shall be terminated (the “JTBOF Subordination Termination”) and the relative rights of Lenders governed by this Agreement; and

(n)

The Borrower Equipment Loan Assumption Agreement, the Denly Renewal Note, the JTBOF Renewal Notes, the Amended and Restated Security Agreement, the AWS Renewal Guaranty, the Registration Rights Agreement, and the JTBOF Subordination Termination shall be entered into, executed and delivered by all of the parties at a closing (the “Conversion and Renewal Closing”) held in the offices of Denly or its counsel in Austin, Texas promptly following the satisfaction of the Conversion and Renewal Conditions.  In addition, at the Conversion and Renewal Closing, Borrower, Guarantor and the other Subsidiaries shall execute and deliver such officers’ certificates, evidence of authority and additional Collateral Documents as Lenders, in their sole discretion, shall deem necessary or appropriate to document their lien and security interest in and on all of the assets of Borrower and Guarantor, including, without limitation, assignments of Equipment Leases executed by Guarantor and assignments of contracts executed by AWM.

3.6

Right to Convert Denly Renewal Note and JTBOF Renewal Notes.  The holders of the Renewal Notes, separately, shall have the right to convert some or all of the outstanding principal and accrued unpaid interest of such notes into Borrower Common Stock in accordance with the following terms and conditions;

(a)

Each such holder (without the joinder of the other) may provide written notice (each a “Conversion Election Notice”) of its election to convert some or all of the outstanding principal and accrued unpaid interest of such note into Borrower Common Stock, at the “Conversion Price” specified below;

(b)

The “Conversion Price” used for purposes of converting the Renewal Notes to Borrower Common Stock under this Section 3.6 shall be as follows:

(i)

the Conversion Price shall be $1.00 per share of Borrower Common Stock with respect to any conversion by the holder of any of the Renewal Notes until the aggregate amount of principal and interest so converted equals 50% of the original principal amount of such note;

(ii)

the Conversion Price shall be $1.25 per share of the Borrower Common Stock with respect to any conversion by the holder of any of the Renewal Notes after the amount of principal so converted equals 50% of the original principal amount of such note and until the aggregate amount converted equals 75% of the original principal balance of such note;

(iii)

thereafter, the Conversion Price shall be $1.50 per share of Borrower Common Stock; and

(iv)

the Conversion Price set forth above shall be adjusted to reflect stock splits, reverse stock splits, stock dividends and the like to the extent that they occur after the date of this Agreement.

(c)

Each Conversion Election Notice shall specify the amount of such note to be converted and shall be sent to Borrower ten (10) days prior to the effective date of such conversion (the “Effective Date of Conversion”);

(d)

On the Effective Date of Conversion:

(i)

The outstanding balance of principal and accrued unpaid interest on the Renewal Note that is the subject of the conversion shall be adjusted as though the Borrower had made a payment on such note in the amount of such note that is converted; and

(ii)

Borrower shall issue to the holder of such note a certificate evidencing that number of unregistered shares of Borrower Common Stock to which such holder is entitled at the applicable Conversion Price with such certificate to include a legend confirming that the shares evidenced by such certificate have not been registered.

3.7

Prior to Conversion and Renewal Closing, Existing Loan Documents Remain in Full Force and Effect.  Prior to any Conversion and Renewal Closing, the existing Loan Documents and Notes, including, without limitation, the 2008 Denly Loan Agreement (as amended), the 2009 Denly Security Agreement, the 2009 Equipment Loan Agreement (as amended), the $2,000,000 Conversion Note, and the JTBOF Subordination Agreements, and also including those Loan Documents executed contemporaneously with this Agreement, shall remain in full force and effect.

3.8

Forbearance by Lenders Prior to March 15, 2011.  Borrower acknowledges that various “Events of Default” (as defined under applicable Notes and Loan Documents) have occurred with respect to the existing indebtedness of Borrower and/or Guarantor to each of Denly and JTBOF.  Each of Denly and JTBOF agrees, however, that notwithstanding such “Events of Default,” each shall forbear from acceleration of any unmatured debt, the filing of lawsuits or the taking of remedies with respect to collateral through March 15, 2011 unless (a) any of the warranties or representations of Borrower set forth in this Agreement fails to be true and correct in all material respects as of the date of this Agreement, (b) Borrower or any of its Subsidiaries violate any of the covenants applicable to it and set forth in this Agreement, or (c) a Material Adverse Change occurs.  In the event that the Conversion and Renewal Conditions are fully satisfied on or before March 15, 2011 and no material adverse change shall have occurred, each of Denly and JTBOF shall waive in writing all existing Events of Default at the Conversion and Renewal Closing.  In the event that the Conversion and Renewal Conditions are not fully satisfied on or before March 15, 2011, each of Denly and JTBOF shall have the right to pursue and enforce all of their respective rights and remedies at law or in equity.

3.9

Release by Borrower and Guarantor of Denly and JTBOF and Their Affiliates.  In consideration of the agreements of Denly and JTBOF set forth in this Agreement, each of Borrower and Guarantor releases, acquits and discharges each of Denly and JTBOF and their respective Affiliates, officers, directors, managers, members, partners and agents of and from all claims, demands, liabilities, causes of action of any kind, including, without limitation, any claims of usury, breach of fiduciary duty, and/or breach of contract.

Section 4
Representations And Warranties

The Borrower represents and warrants to the Lenders that:

4.1

Authority, Etc.. The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The Borrower has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver, and perform its obligations under the Loan Documents, and all necessary corporate action has been taken (including any necessary shareholder approvals) for the execution, delivery and performance of its obligations under this Agreement, the other Loan Documents to which the Borrower or any of such Subsidiaries is a party and the performance by the Borrower and each of its Subsidiaries of its obligations hereunder and thereunder and each thereof is the valid and binding obligation of the Borrower, enforceable in accordance with its respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and principles of equity. All outstanding Capital Stock of the Borrower and each of its Subsidiaries is validly issued and fully paid and nonassessable.  The Borrower and each of its Subsidiaries is duly qualified to do business in and is in good standing in each jurisdiction in which the nature of the business it conducts makes such qualification necessary.

4.2

Financial Condition.  The financial statements of the Borrower which are on file with the SEC are true, complete and correct, have been prepared in accordance with GAAP, and fully and accurately reflect the financial condition of the Borrower, as of the dates and for the periods stated.  No Material Adverse Change has occurred in the condition, financial or otherwise, of the Borrower since the date of the most recent thereof.

4.3

Debt, Liens, Liabilities.  The Borrower and its Subsidiaries have no outstanding Debt, Liens, or Contingent Liabilities except as shown on its financial statements set forth in its Form 10Q filed with the SEC for the quarter ended September 30, 2010 or on Schedule 4.3.  The Borrower and its Subsidiaries have no outstanding indebtedness for borrowed money except as reflected in Schedule 4.3.

4.4

No Default.  Except as specifically identified on Borrower’s Form 10Q filed with the SEC for the quarter ended September 30, 2010 and on Schedule 4.4, as of the date of this Agreement, neither the Borrower nor any of its Subsidiaries is in default in any respect of any Legal Requirement binding upon or affecting the Borrower or any of its Subsidiaries or by which any of the Properties of the Borrower or any of its Subsidiaries may be bound or affected, or under any agreement or other undertaking or instrument to which the Borrower or any of its Subsidiaries is a party or by which it is bound, and nothing has occurred which would adversely affect in any material respect the ability of the Borrower or its Subsidiaries to carry on their respective businesses or perform their respective obligations under any Legal Requirement or other undertaking or agreement.  The execution and delivery of this Agreement, the Notes and the other Loan Documents by the Borrower, and the performance of the obligations and consummation of the transactions contemplated herein and therein do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, (i) the articles of incorporation or bylaws of the Borrower or (ii) any bond, debenture, note or other evidence of indebtedness or (iii) any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its Properties are bound, or result in any violation by the Borrower of any Legal Requirement.  Neither the Borrower nor any of its Subsidiaries is in violation of, and the execution, delivery and performance by the Borrower of the Loan Documents will not result in violation of, any Legal Requirement to which it or any of its Subsidiaries may be subject.

4.5

Governmental Permits.  To the best of the Borrower’s knowledge, no claim has been asserted by any Person with respect to the use of any of the Borrower’s or any of its Subsidiaries’ Governmental Permits.  The Borrower knows of no impediments to the granting to the Borrower and its Subsidiaries, as the case may be, of any  future Governmental Permits and expects to receive the same at such time as required for the Borrower or its Subsidiaries, as the case may be, to carry on their respective businesses as presently conducted and as proposed to be conducted.

4.6

Taxes.  Except as specifically identified on Borrower’s Form 10Q filed with the SEC for the quarter ended September 30, 2010 or as shown on Schedule 4.6:

(a)

the Borrower and its Subsidiaries have filed all federal, state and other tax returns that are required to be filed by any of them’

(b)

the Borrower and its Subsidiaries have paid all Taxes as shown on any such returns, as well as all other Taxes, to the extent due and payable by any of them;

(c)

all liabilities for Taxes of the Borrower and its Subsidiaries are adequately provided for on their books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP; and

(d)

no liability for income Taxes, state or federal, has been asserted by taxing authorities for Taxes in excess of those already paid and no taxing authority has notified the Borrower or any of its Subsidiaries of any deficiency in any tax return.

4.7

This Section Intentionally Left Blank.

4.8

This Section Intentionally Left Blank.

4.9

No Consents Necessary.  No consent or approval of any third party, including, without limitation, any Governmental Authority, is required in connection with the execution, delivery or performance by the Borrower of this Loan Agreement, or any other Loan Document.

4.10

No Environmental Hazard.  The Borrower and its Subsidiaries are in compliance with all Environmental Laws applicable to them and the development, management and operation of their respective Properties including, without limitation, the Horizon Mine, and there is not now pending, nor, to the best knowledge of the Borrower, threatened, any action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries seeking to enforce any right or remedy under any of the Environmental Laws.  No notice has been served on the Borrower or any of its Subsidiaries from any entity, Governmental Authority, or individual claiming any violation of any Environmental Laws, or demanding payment or contribution for environmental damage or injury to natural resources.

4.11

No Pending Litigation.  No Litigation is pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, except as set forth in the Borrower’s filings with the SEC, and none of such pending litigation involves any of the transactions contemplated by this Agreement or could, if adversely determined, cause a Material Adverse Change.

4.12

Investment Company Act.  Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

4.13

This Section Intentionally Left Blank.

4.14

Securities Acts.  The Borrower has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act, or any other law, and is not violating any material rule, regulation or requirement under the Securities Act, or the Securities and Exchange Act of 1934, as amended.  The Borrower is not required to qualify this Agreement or any other Loan Document as an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

4.15

Capitalization of Borrower and Subsidiaries.  The authorized capital of Borrower is 2,500,000 shares of its $.0001 par value preferred stock (of which no shares are issued or outstanding on the date of this Agreement) and 300,000,000 shares of its $.0001 par value common stock (of which 33,835,588 shares are issued and 33,835,588 shares are outstanding on the date of this Agreement).  Neither the Borrower nor any of its Subsidiaries has any obligation to issue any Capital Stock except that the Borrower has issued warrants covering an aggregate of 2,372,982 shares of Borrower Common Stock (including, without limitation, the First Warrant and the Second Warrant as amended by the Amendment to Second Warrant) and has issued stock options covering an aggregate of 791,420 shares of Borrower Common Stock.  Borrower owns all of the issued and outstanding Capital Stock of Hidden Splendor, Guarantor and AWM free and clear of all liens except those arising under the 2009 Denly Security Agreement.

4.16

Horizon Mine Lease.  The Obligated Parties have delivered to the Lenders true, correct and complete copies of the Horizon Mine Lease and all documents and instruments representing and describing its coal reserves, the value thereof and the title thereto which are in the possession of the Borrower or any of its Subsidiaries or otherwise known by the Borrower to exist.  The Horizon Mine Lease is valid and subsisting with no default existing and, to the best of the knowledge of the Obligated Parties, no default threatened.  Hidden Splendor has good and indefeasible leasehold title to the Horizon Mine pursuant to the Horizon Mine Lease, subject to no Liens other than Permitted Liens.  The Horizon Mine Lease contains no provision which materially adversely affects the ability of Hidden Splendor to develop, manage and operate the Horizon Mine.

4.17

Hidden Splendor Bankruptcy Plan.  The Borrower has delivered to the Lenders true, correct and complete copies of the Hidden Splendor Bankruptcy Plan.  Except as specifically identified in the Form 10Q filed by Borrower with the SEC for the quarter ended September 30, 2010 or on Schedule 4.4, Hidden Splendor has complied with all of its obligations under the Hidden Splendor Bankruptcy Plan.  Neither the execution and delivery by Obligated Parties of any of the Loan Documents to which it is a party, nor the performance of its obligations thereunder, will result in a violation of the Hidden Splendor Bankruptcy Plan.

4.18

Full Disclosure.  Neither this Agreement nor any certificate or statement or any other data furnished by the Borrower in connection with the negotiation of this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact known to the Borrower necessary to make the statements contained herein or therein not misleading.

4.19

Survival of Representations and Warranties.  All representations and warranties contained in this Agreement and any other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders, any investigation or inquiry by the Lenders, or by any of the transactions provided for in this Agreement.

Section 5
Affirmative Covenants

Until all Indebtedness has been paid and all Obligations performed, the Borrower covenants and agrees with the Lenders as follows:

5.1

Reporting Requirements.  The Borrower will promptly furnish to the Lenders from time to time the following information regarding the business affairs and financial condition of the Borrower:

(a)

As soon as possible and in any event within five (5) days after the occurrence of any Event of Default or Default the Borrower will give a written statement to the Lenders of the default, setting forth details of such Event of Default or Default, the period of existence thereof and the action which the Borrower has taken and proposes to take with respect thereto.

(b)

As soon as available and in any event within 45 days after the end of each fiscal quarter, (x) unaudited financial statements (balance sheet and the related statements of consolidated and consolidating income and retained earnings and of cashflows, setting forth in comparative form the figures for the previous fiscal year) of the Borrower (covering at least the statements mentioned above) for the fiscal quarter then ending, and for the year to date.

(c)

As soon as available and in any event within 90 days after the end of each of the Borrower’s fiscal years, audited financial statements (balance sheet and the related statements of consolidated and consolidating income and retained earnings and of cashflows, setting forth in comparative form the figures for the previous fiscal year) of the Borrower certified without any Impermissible Qualification by an independent accountant satisfactory to the Lenders that such financial statements fairly present the financial position of the Borrower in conformity with GAAP.

(d)

Promptly, and in any event within 45 days after the end of each calendar quarter, the Borrower shall deliver to the Lenders a Compliance Certificate.

(e)

Promptly upon receipt thereof, copies of all material reports or letters submitted to the Borrower or any of its Subsidiaries by any accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit.

(f)

As soon as possible and in any event, within 10 days after the Borrower’s obtaining notice thereof, the Borrower shall give a written report to the Lenders of all Litigation (other than Litigation being defended by an insurance carrier without reservation as to coverage and seeking recovery of amounts within the limits of said coverage), together with a statement of the Borrower’s president or vice president describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto.

(g)

Promptly upon their becoming available, the Borrower shall deliver to the Lenders copies of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower.

(h)

Promptly upon preparation thereof, the Borrower shall deliver to the Lenders copies of all material reports or financial statements that the Borrower files with any state or federal regulatory agency, including (without regard to the materiality thereof) copies of all filings made with the SEC.

(i)

Such other information as the Lenders may reasonably request from time to time.

5.2

Legal Requirements.  The Borrower will (and will cause its Subsidiaries to) comply in all material respects with all Legal Requirements applicable to it and its Subsidiaries.

5.3

Performance of Obligations; Payment of Debt.  The Borrower will pay the Renewal Notes according to the reading, tenor and effect of each thereof and will perform and discharge or cause to be performed and discharged the obligations provided to be performed and discharged under this Agreement and the other Loan Documents.  The Borrower shall, and shall cause each of its Subsidiaries to, pay its Debt as and when due (or within any applicable grace period), except (a) Debt with respect to which payment is being contested in good faith by appropriate proceedings, action to foreclose on any Properties of the Borrower or its Subsidiaries, as the case may be, is properly stayed, and adequate reserves have been established for the payment thereof, and (b) the current arrearage (but not any future arrearage) owed to the general unsecured creditors under the Hidden Splendor Bankruptcy Plan but only so long as such arrearages shall be completely eliminated by September 30, 2011, and (c) the current arrearages (but not any future arrearages) owed to the priority unsecured creditors under the Hidden Splendor Bankruptcy Plan but only so long as such arrearage is completely eliminated by September 30, 2011, and (d) amounts due to the Internal Revenue Service and identified in that certain letter dated September 15, 2010 (the “IRS Letter”) from the Internal Revenue Service to Hidden Splendor but only so long as payments are made in strict accordance with the IRS Letter and all “trust fund” liabilities included in the amount described in the IRS Letter are repaid in full by September 30, 2011.

5.4

Horizon Mine Lease.  The Borrower shall cause Hidden Splendor to faithfully and timely perform its obligations under the Horizon Mine Lease and shall not permit Hidden Splendor to amend, modify or terminate the same, nor suffer or permit anything to occur, which may cause the modification or termination or expiration of the Horizon Mine Lease, or of any obligations of any party thereunder, or which may diminish or impair the value thereof.

5.5

Hidden Splendor Bankruptcy Plan.  Subject only to the exceptions set forth in Section 5.3, Borrower shall cause Hidden Splendor to remain in compliance with the Hidden Splendor Bankruptcy Plan and to make fully and timely all payments required by the same.

5.6

This Section Intentionally Left Blank.

5.7

Payment of Expenses.  To the extent not prohibited by applicable law and subject to the provisions of Section 8.11 hereof, the Borrower will pay all costs and expenses and reimburse the Lenders for any and all expenditures of every character incurred or expended from time to time by the Lenders to third parties for services rendered in connection with the Lenders’ negotiation, documenting and closing the transactions reflected by the provisions of this Agreement and any amendments, modifications, replacements and additions hereto and to the other Loan Documents, as well as evaluating, monitoring, administering and protecting the Loans and the Collateral and creating, perfecting and realizing upon the Lenders’ security interest in and liens upon the Collateral, and all costs and expenses incurred or expended by the Lenders to third parties for services rendered and related to the Lenders’ exercising any of its rights and remedies hereunder, under this Agreement, the Renewal Notes, or any of the other Loan Documents, or at law, including, without limitation, all appraisal fees, consulting fees, filing fees, Taxes, brokerage fees and commissions, fees incident to security interests, liens and other title searches and reports, escrow fees, attorney’s fees, legal expenses, court costs, auctioneer fees and expenses, other fees and expenses incurred in connection with liquidation or sale of the Collateral and all other professional fees.  Any amount to be paid hereunder by the Borrower to the Lenders, to the extent not prohibited by applicable law, shall bear interest from the date of expenditure until reimbursed to the Lenders by the Borrower at the Default Rate.

5.8

This Section Intentionally Left Blank.

5.9

Payment of Taxes  Subject only to the exceptions set forth in Section 5.3, the Borrower will and will cause each of its Subsidiaries to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established.

5.10

Adequate Records; Inspection Rights.  The Borrower shall keep (and shall cause each or its Subsidiaries to keep) adequate records and books of account, in accordance with GAAP, of all of its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined.  The Borrower shall, and shall cause each of its Subsidiaries to permit the Lenders, to examine and make copies or any abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, employees, accountants, attorneys and other representatives, all as the Lenders may reasonably request.

5.11

Maintenance of Existence and Business.  The Borrower shall, and shall cause its Subsidiaries to:

(a)

Preserve and maintain, or timely obtain and thereafter preserve and maintain (i) material rights, authorizations and consents, privileges and all material Governmental Permits which in the good faith judgment of its board of directors is deemed necessary or desirable to conduct its business in the ordinary course, and (ii) its existence; and

(b)

Qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization.

5.12

Maintenance of Insurance.  The Borrower shall, and shall cause its Subsidiaries to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for responsible companies, but in no event less than the amount and types insured.

5.13

Indemnity.

(a)

The Borrower agrees to defend, protect, indemnify and hold harmless the Lenders and the Collateral Agent, their respective Affiliates, and each of their respective (including such Affiliates’) trustees, officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto or such proceeding shall have actually been instituted), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise), arising from or connected (a) with the past, present, or future operations of the Borrower, any of its Subsidiaries, any Affiliate or any predecessors in interest, or (b) with the management, operation and conduct of the business and affairs of the Borrower and any of its Subsidiaries, or as a result of any assertion or claim of any liability or responsibility of the Lenders for the payment or performances of any indebtedness or obligation of the Borrower or any of its Subsidiaries, or (c) with the past, present or future environmental condition of the Property of the Borrower, any of its Subsidiaries, any Affiliate or any predecessors in interest, or (d) in any way relating to or arising out of this Agreement, the Loan Documents, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, including in connection with, or as a result, in whole or in part, of any negligence of any of the Indemnitees, or based upon or asserted on the basis of strict liability, or the use or intended use of the proceeds of the Indebtedness hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of (i) the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction, and (ii) the act, omission, event or circumstances (including, without limitation, a violation of any Environmental Law) taken, or caused, solely by the Lenders at any time after the Lenders, or Collateral Agent in their behalf, take possession of, or otherwise foreclose upon, any Collateral (collectively, “Indemnified Matters”).  In addition, the Borrower shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter.

(b)

The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Lenders, and all other Indemnitees.  The obligations of the Borrower under this Section shall survive (i) the execution of this Agreement and (ii) any termination of this Agreement and payment of the Obligations.

(c)

THE INDEMNITY IN THIS SECTION WILL APPLY EVEN IF THE LOSS OR DAMAGE IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNITEE BUT WILL NOT APPLY TO THE EXTENT THE LOSS OR DAMAGE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEE.

5.14

Further Assurances.  The Borrower shall perform or cause to be performed any and all things the Lenders may hereafter request to protect, perfect or more fully evidence the rights and agreements established or contemplated by this Agreement.

5.15

This Section Intentionally Left Blank.

5.16

Wildcat Loadout Facility.  In the event that Borrower or any Subsidiary of Borrower acquires a leasehold or fee title interest in the loadout facility in Carbon County, Utah (the “Wildcat Loadout Facility”) , contemporaneously with such acquisition, (a) Borrower shall (and shall cause such Subsidiary to) grant to Lenders for their ratable benefit, a first priority lien and security interest in such leasehold and/or fee title interest, together with any equipment included in such leasehold or used in connection with such property and shall execute such Collateral Documents in Proper Form as shall be requested by Lenders, and (b) Borrower shall grant to Lenders (for their ratable benefit) a first priority security interest in all of the Capital Stock of any Subsidiary formed to acquire any such leasehold or fee estate, and shall execute such Collateral Documents in Proper Form as Lenders shall request.

5.17

Consumer Road Property.  Borrower has acquired fee title to real property located on Consumer Road in Carbon County, Utah (the “Consumer Road Property”) and agrees to agrees to repay the approximately $55,000 of Debt secured by such property in accordance with its terms, and, upon effecting such repayment, to execute and deliver for the benefit of Lenders such Collateral Documents in Proper Form as shall be necessary in the sole judgment of Lenders to grant to Lenders, for their ratable benefit, a first priority lien and security interest in such Consumer Road Property.

5.18

Reservation of Borrower Common Stock.  Borrower shall reserve for issuance to Lenders in connection with any conversion by either or both of them of the $2,000,000 Conversion Note or either of the Renewal Notes in accordance with this Agreement an amount of authorized but unissued shares of Borrower Common Stock adequate to satisfy its obligations under this Agreement with respect to any such conversion.

5.19

Grant to Lenders of First Lien on the Horizon Mine per Discharge of Obligations of Hidden Splendor Bankruptcy Plan.  Promptly following the payment by Hidden Splendor of all of its obligations under the Hidden Splendor Bankruptcy Plan, Borrower shall cause Hidden Splendor to grant to Lenders, for their ratable benefit, a first priority mortgage lien on the Horizon Mine in Proper Form and at the expense of Borrower and/or Hidden Splendor, to provide to Lenders a policy of title insurance in form and amount acceptable to Lenders insuring the validity and priority of such mortgage.

Section 6
Negative Covenants

Until all Indebtedness has been paid and all Obligations performed, the Borrower covenants and agrees with the Lenders as follows:

6.1

Debt.  The Borrower shall not (and shall not permit any of its Subsidiaries to) incur, create, assume, guarantee or permit to exist any Debt, except for (i) Debt existing on the date of this Agreement.

6.2

Contingent Liabilities.  The Borrower shall not (and shall not permit any of its Subsidiaries to) incur, create, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except Contingent Liabilities in existence on the date of this Agreement and only to the extent that such Contingent Liabilities rank pari passu with, but not senior to, the Indebtedness and Obligations.  Anything herein to the contrary notwithstanding, the Borrower may guarantee Debt of Hidden Splendor up to the aggregate principal amount of $1,500,000.00 so long as such guaranty is unsecured and is required by the terms of a plan of reorganization as confirmed by a Final Confirmation Order and only to the extent that such Contingent Liabilities rank pari passu with, but not senior to, the Indebtedness and Obligations.

6.3

Liens.  The Borrower shall not (and shall not permit any of its Subsidiaries to) create or suffer to exist any Lien upon any of its Properties, except Permitted Liens.  The foregoing notwithstanding, the Borrower shall neither create, incur, assume nor permit to exist any Lien upon the Horizon Mine, other than Liens in favor of Zions First National Bank securing existing indebtedness to such bank.

6.4

This Section Intentionally Left Blank.

6.5

Dividends, Restricted Payments and Restricted Purchases.  The Borrower shall not declare or pay Dividends, or make any Restricted Payments or Restricted Purchases.

6.6

Reorganization, Merger, Etc.  The Borrower will not (and will not permit any of its Subsidiaries to) reorganize, merge or consolidate with or acquire all or substantially all of the assets or Capital Stock of any Person, convert its organizational structure to a different form of entity, enter into any joint ventures, create subsidiaries, or make any other substantial change in its capitalization, organizational structure, or character of its business.

6.7

Transactions with Affiliates.  Any other provision of this Agreement notwithstanding, the Borrower shall not (and will not permit any of its Subsidiaries to) carry on any transaction with any Affiliate, except at arm’s length on terms no less favorable to the Borrower or such Subsidiary than otherwise obtainable in the marketplace generally.

6.8

Prepayments of Other Debt.  The Borrower will not (and will not permit any of its Subsidiaries to) at any time prepay any Debt which it may owe to parties other than the Lenders (except Debt owed to the Internal Revenue Service), and shall make no payments with respect to any Debt that is expressly subordinated to any of the Indebtedness, except as otherwise set forth in any applicable subordination agreement.

6.9

Fiscal Year.  The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year.

6.10

Limitation on Negative Pledge Clauses.  The Borrower shall not (and will not permit any of its Subsidiaries to) enter into any agreement, other than this Agreement and the other Loan Documents (a) which prohibits or limits the ability of the Borrower or Hidden Splendor to create, incur, assume or suffer to exist any Liens upon the Horizon Mine, the Wildcat Loadout Facility or the Consumer Road Property, or (b) which prohibits or requires the consent of any Person to any amendment, modification or supplement to this Agreement or any of the other Loan Documents.

6.11

Issuance of Capital Stock.  The Borrower will not, and will not permit any of its Subsidiaries to, issue, or commit to issue, any additional Capital Stock except (a) the exercise of existing warrants and/or stock options reflected in Section 4.15, (b) the issuance of Borrower Common Stock for cash consideration in accordance with Section 3.2 of this Agreement and in an amount not to exceed six million five hundred thousand (6,500,000) shares of Borrower Common Stock, (c) the issuance of Borrower Common Stock upon conversion of indebtedness (including, without limitation, the conversion of indebtedness provided for in this Agreement) and not exceeding five million (5,000,000) shares in the aggregate, (d) the grant by Borrower to its employees of additional stock options with an exercise price of not less than market price with respect to not more than three hundred thirty-three thousand three hundred thirty three (333,333) shares of Borrower Common Stock (adjusted for stock splits, stock dividends and the like after the date of this Agreement) in each of calendar years 2011, 2012 and 2013, (e) the issuance by Borrower to Persons who are not Affiliates of Borrower or any of its officers or directors, of additional warrants to purchase Borrower Common Stock covering an aggregate of not more than five hundred thousand (500,000) shares of Borrower Common Stock (adjusted for stock splits, stock dividends and the like after the date of this Agreement) in each of calendar years 2011, 2012 and 2013, and/or (f) with the prior written consent of each of the Lenders.

Section 7
Events Of Default And Remedies

7.1

Events.  Any of the following events which shall occur and be continuing for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise, shall be considered an Event of Default as that term is used herein:

(a)

Any of the Obligated Parties shall fail to pay any principal, interest, fees, or any other amounts payable under the Loan Documents when due and such failure shall not be fully remedied with three (3) days of written notice to Borrower by either of the Lenders or the Collateral Agent (provided, that after either of the Lenders or the Collateral Agent has given two (2) such notices, no additional notices shall be required and the failure to fully and timely pay shall be an Event of Default without notice).

(b)

Any of the Obligated Parties shall fail to perform or observe any other term or covenant contained in any Loan Documents, other than those described in subsection (a), and such failure shall not be fully remedied within 5 days following the earlier of knowledge thereof by an officer of the Borrower or of written notice by either of the Lenders or the Collateral Agent to the Borrower.

(c)

Any representation or warranty made or deemed made by any of the Obligated Parties (or any of their officers) under or in connection with any Loan Documents shall have been materially incorrect or misleading in any material respect when made or deemed made.

(d)

Any default shall occur in the performance of, or compliance with, any obligation of any party under the Hidden Splendor Bankruptcy Plan except for existing defaults described at Section 4.17.

(e)

Any of the Loan Documents or any provision thereof shall, for any reason, not be valid and binding on any of the Obligated Parties or any other party thereto; or any of the above shall not be in full force and effect, or shall be declared to be null and void; or the validity or enforceability of any of the Loan Documents shall be contested by any of the Obligated Parties or any Affiliate of any thereof, or any other party thereto; or any of the Obligated Parties or other party to any thereof shall deny that it has any or further liability or obligation under its respective Loan Documents or shall revoke or terminate or attempt to revoke or terminate the same; or any default or breach under any provision of any Loan Documents shall continue after the applicable grace period, if any, specified in such Loan Documents.

(f)

The Borrower or any of its Subsidiaries shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of, or allow to be appointed, a custodian, receiver, a trustee or liquidator of itself or of all or a substantial part of its assets, or (iii) file a petition for relief under or be the subject of an order for relief entered pursuant to a petition filed under, any bankruptcy or similar statute (whether Federal or State) relating to relief of debtors; or (iv) be the subject of any petition for relief filed against it under any bankruptcy or similar statute (whether Federal or State) relating to relief of debtors which shall not be vacated or dismissed within thirty (30) days after the filing thereof; or (v) dissolve, liquidate, reorganize, or be acquired by any Person(s).

(g)

The Borrower or any of its Subsidiaries shall fail to pay any Debt or Contingent Liability when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) except as expressly permitted in Section 5.3, and such failure, shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Contingent Liability; the Borrower or any of its Subsidiaries shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt or Contingent Liability, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, or can result in acceleration of the maturity of such Debt or Contingent Liability; or any such Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(h)

Any party shall commence any action, suit or proceeding against or affecting the Borrower or any of its Subsidiaries or any part of the Collateral or involving the validity or enforceability of this Agreement or any of the other Loan Documents or the priority of the Liens created by any of the other Loan Documents, at law or in equity, or before any governmental authority, which in the reasonable judgment of the Lenders materially impairs or would materially impair its interest in any part of the Collateral, the enforceability of this Agreement or any of the other Loan Documents or the Lenders’ ability to collect the Indebtedness when due or to enforce the Obligations.

(i)

The Borrower or any Subsidiary shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which would constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $100,000.00 or more.

(j)

There shall occur judgments or fines (including, without limitation, pursuant to any civil or criminal action brought by any Governmental Authority) against the Borrower or any Subsidiary in the aggregate in excess of $100,000.00 at any one time outstanding that are either uninsured or for which the insurer fails to pay for more than 60 days and which are either final and unappealable or remain uncontested by such Person;

(k)

Any lease, contract, permit, license or authorization of the Borrower or any of its Subsidiaries shall terminate or cease to be effective, which termination or cessation would be a Material Adverse Change.

(l)

The occurrence of a Material Adverse Change.

7.2

Remedies.  Upon the happening of any Event of Default, Lenders may, at their option and without further notice:

(a)

Declare the entire outstanding aggregate principal amount of the Notes (or any thereof) then outstanding hereunder, and the unpaid interest accrued thereon, immediately due and payable without notice and without presentment, demand, protest, or other notice, whether of default, intent to accelerate, acceleration or dishonor, or of any kind, all of which are hereby expressly waived by the Borrower;

(b)

Pursue any other right or remedy pursuant to this Agreement, the Renewal Notes, the other Loan Documents or provided by law;

(c)

Foreclose or seek to foreclose, by private or public sale, or by judicial or non-judicial means, any Collateral;

(d)

Exercise or pursue any one or more of the foregoing rights or remedies at any time or times, without prejudice to (or election as to) the exercise of any other rights(s), remedy or remedies thereafter, or concurrently therewith.

7.3

Cumulative Rights.  All rights available to the Lenders under the Loan Documents shall be cumulative of and in addition to all other rights granted thereto at law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not the Lenders shall have instituted any suit for collection or other action in connection with the Loan Documents.

7.4

Waivers.  The acceptance by the Lenders at any time and from time to time of partial payment of any amount owing under any Loan Documents shall not be deemed to be a waiver of any Event of Default then existing.  No waiver by the Lenders of any Event of Default shall be deemed to be a waiver of any Event of Default other than such Event of Default.  No delay or omission by the Lenders in exercising any right under the Loan Documents shall impair such right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under the Loan Documents or otherwise.

Section 8
Miscellaneous

8.1

Survival of Various Matters.  All covenants and agreements herein not fully performed before the date of this Agreement shall survive such date.

8.2

Notices.  All notices, requests and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person (including delivery by an express delivery service or by facsimile transmission during the recipient’s regular business hours) to the officer of the Borrower or of the Lenders, respectively, named below, or two calendar days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service and addressed as follows:

If to Denly:

Denly Utah Coal, LLC

13809 Research Blvd., Suite 810

Austin, Texas  78750

Attn: D. Mark von Waaden

Fax: 512. 401.6551

With a copy (which shall not constitute notice) to:

Graves, Dougherty, Hearon & Moody, P.C.

401 Congress Avenue, Suite 2200

Austin, Texas 78701

Attn:  R. Clarke Heidrick

Fax:  512.480.5836

If to JTBOF:

John Thomas Bridge and Opportunity Fund, L.P. and

John Thomas Bridge and Opportunity Fund, L.P. II

3 Riverway, Suite 1800

Houston, Texas  77056

Attn: George Jarkesy

Fax: 866.285.7314

If to Borrower:

America West Resources, Inc.

57 West 200 South, Suite 400

Salt Lake City, Utah, 84101

Attn: Dan R. Baker, CEO

Fax: 801.521.3301

With a copy (which shall not constitute notice) to:

Brewer & Pritchard, P.C.

3 Riverway, Suite 1800

Houston, Texas  77056

Attn: Thomas C. Pritchard

Fax: 713.209.2921

Either party may, by proper written notice hereunder to the other party, change the address or the officer to which notices shall thereafter be sent to it.

8.3

Control.  None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Lenders rights to exercise control over the affairs or management of the Borrower or any of its Subsidiaries, the power of the Lenders being limited to the rights to exercise the remedies provided in the Loan Documents; provided, however, that if the Lenders becomes the owner of any stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal rights as it may have by being an owner of such stock or other equity interest in such Person.

8.4

Successors and Assigns.  All covenants and agreements herein contained by or on behalf of the Borrower and the Lenders shall bind their respective successors and assigns and shall inure to the benefit of the Borrower and the Lenders and their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.  The Lenders reserve the right to sell or assign all or any portion of the Indebtedness and Obligations and to grant one or more participations or interests in the Indebtedness and Obligations.  The Lenders may, in connection with any participation or proposed participation, disclose to the participant or proposed participant any information relating to the Borrower and its Subsidiaries furnished to the Lenders by or on behalf of the Borrower and its Subsidiaries.

8.5

Renewals.  All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension, consolidation or rearrangement of any part of the indebtedness originally represented by the Notes.

8.6

No Waiver.  No course of dealing on the part of the Lenders or its trustees, officers or employees or any failure or delay by the Lenders with respect to exercising any right, power or privilege of the Lenders under this Agreement, the Notes or other Loan Documents shall operate as a waiver thereof.  The rights and remedies of the Lenders shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

8.7

Governing Law.  This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Utah, except as federal law may apply.  The Borrower irrevocably agrees that any cause of action brought to enforce or interpret the provisions of this Agreement, the Notes or any of the other Loan Documents shall be brought in the district courts of Salt Lake County, Utah, or in the United States District Court for the Central District of Utah.

8.8

Non-Subordination.  The Notes shall never be in a position subordinate to any indebtedness owing to any other creditor of any of the Obligated Parties.

8.9

Exhibits and Schedules.  The Exhibits and Schedules attached to this Agreement are incorporated herein for all purposes and shall be considered a part of this Agreement.  In the event of any conflicts or inconsistencies, the terms and provisions of this Agreement shall control.

8.10

Severability.  In the event any one or more of the provisions contained in this Agreement or in the Notes, or in any of the other Loan Documents or any other instrument referred to herein or executed in connection with or as security for the Notes shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes, the other Loan Documents or any other instrument referred to herein or executed in connection with or as security for either of the Notes.  Furthermore, in lieu of such an illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, the Notes or any other Loan Document, as the case may be, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

8.11

Savings Clause.  It is not the intention of any party to any of the Loan Documents to make an agreement violative of the laws of any applicable jurisdiction relating to usury.  Regardless of any provision in any of the Loan Documents, the Lenders shall never be entitled to receive, collect or apply, as interest on the Indebtedness or Obligations, any amount which would cause the interest paid or payable thereon to exceed the Maximum Lawful Amount.  If the Lenders ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower.  In determining whether or not the interest paid or payable, under any specific contingency, would cause the interest to exceed the Maximum Lawful Amount, the Borrower and the Lenders shall, to the maximum extent permitted under applicable laws, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest among all of the Loans throughout the entire contemplated term of the Loans so that the interest rate is uniform throughout the entire term of the Loans; provided that if the Indebtedness or Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof would cause the interest to exceed the Maximum Lawful Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Lawful Amount.  This Section 8.11 shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in any of the Loan Documents.

8.12

Counterparts.  To facilitate execution, this Agreement and the other Loan Documents may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof.  Additionally, the parties hereto agree that for purposes of facilitating the execution of this Agreement and the other Loan Documents, (a) the signature pages taken from separate individually executed counterparts of this Agreement and the other Loan Documents may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature.  All executed counterparts of this Agreement and the other Loan Documents shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

8.13

Limitation of Remedies.  Anything contained in this Agreement and anything contained in the other Loan Documents to the contrary notwithstanding, in the event that the Lenders (i) fails or refuses to grant consent or approval when required by applicable law or when required hereunder or under any of the other Loan Documents for any matter or (ii) acts unreasonably or unreasonably withholds or delays acting in any circumstances where by law or hereunder or under any of the other Loan Documents there is an obligation to act reasonably or promptly (it being agreed that no such obligation is implied) the parties agree that the damages which might arise as a result of any such actions or inactions are incapable of accurate determination.  Accordingly, the parties agree that the remedies of specific performance and injunctive relief are and shall be the sole and exclusive remedies and relief of the Borrower with respect to such actions against the Lenders, and the Borrower hereby irrevocably and unconditionally waives all claims for damages with respect thereto.  Neither the Lenders, nor any Affiliate, trustee, officer, director, employee, attorney, or agent of the Lenders shall have any liability with respect to, and the Borrower, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower or any Subsidiary of the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement, any of the other Loan Documents.  The Borrower hereby waives, releases, and agrees not to sue the Lenders or any of the Lenders’ Affiliates, trustees, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the Notes, or any of the other Loan Documents.

8.14

Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

8.15

No Obligation to Make Advance.  None of the Lenders shall have any obligation to make any additional loan or advances to Borrower or any of its Subsidiaries.

8.16

Role of Lenders.  Any term or condition hereof, or of any of the other Loan Documents to the contrary notwithstanding, the Lenders shall not have, and by their execution and acceptance of this Agreement hereby expressly disclaim, any obligation or responsibility for the management, conduct or operation of the business and affairs of the Borrower and its Subsidiaries, and any term or condition hereof, or of any of the other Loan Documents, permitting the Lenders to disburse funds, whether from the proceeds of the Loans, or otherwise, or to take or refrain from taking any action with respect to the Borrower, the Collateral or any other security for repayment of the Loans, shall be deemed to be solely to permit the Lenders to audit and review the management, operation and conduct of the business and affairs of the Borrower and its Subsidiaries, and to maintain and preserve the security given by the Borrower to the Lenders and may not be relied upon by any other person.  Further, the Lenders shall not have, has not assumed and, by their execution and acceptance of this Agreement, hereby expressly disclaim any liability or responsibility for the repayment or performance of any indebtedness or obligation of the Borrower or its Subsidiaries, and no condition hereof, or of any of the other Loan Documents, shall be construed so as to deem the relationship between the Borrower and the Lenders to be other than that of borrower and lender, and the Borrower shall at all times represent that the relationship between the Borrower and the Lenders is solely that of borrower and lender. No provision in this Agreement or of any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Lenders to the Borrower or any of its Subsidiaries.

8.17

NO OTHER AGREEMENTS.  THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.18

WAIVER OF JURY.  THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE LENDERS IN THE ENFORCEMENT THEREOF OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE PROVISIONS THEREOF.

8.19

No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Lenders shall have the right to act exclusively in the interest of the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower’s shareholders or Subsidiaries.

8.20

Graves, Dougherty, Hearon & Moody, P.C.  The parties acknowledge that the firm of Graves, Dougherty, Hearon & Moody, P.C. (“GDHM”) has represented only Denly in connection with this Loan Agreement, the other Loan Documents and the transactions described therein and not any other party.  Borrower agrees to pay, or reimburse Denly for, all of the fees and expenses of GDHM in connection with such representation (including any fees and expenses paid by GDHM to its Utah co-counsel) and acknowledges that $25,000 of the amount shown as advanced on the $2,000,000 Conversion Note has been paid by Denly to GDHM upon execution of such note and will be treated as advanced to Borrower on such note.  Borrower agrees to pay to GDHM in behalf of Denly the balance of any fees and expenses charged by GDHM in connection with its representation of Denly, including, without limitation, any fees and expenses relating to the Conversion and Renewal Closing, in three (3) equal monthly installments on March 15, 2011, April 15, 2011 and May 15, 2011.

Section 9
Collateral Agent

9.1

Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Denly to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except as to such provisions which by their express terms are applicable to the Obligated Parties, the provisions of this Section 9 are solely for the benefit of the Collateral Agent and the Lenders.  None of the Obligated Parties or the Subsidiaries shall have any rights as a third party beneficiary of any of such provisions.

9.2

Holding of Collateral.  In reliance upon, and subject to, the provisions of this Section 9, the Collateral Agent will hold the security interests granted to it and the Lenders in the Collateral under each Collateral Document on behalf of and for the ratable benefit of the Lenders on the terms and conditions set forth in this Agreement but subject to the provisions set forth in the Amended and Restated Security Agreement, including, without limitation, Section 24 of such agreement.

9.3

Compensation and Expenses.  The Obligated Parties agree to pay to the Collateral Agent, from time to time upon demand, its compensation for serving hereunder as set forth in a separate agreement between the Obligated Parties and the Collateral Agent or, if not so separately agreed, then such amount as the Collateral Agent may charge the Obligated Parties a reasonable fee established by the Collateral Agent from time to time, as well as all of the costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent elects to retain) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of Collateral pursuant to any Collateral Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and the Collateral Documents and in and to the Collateral. The obligations of the Obligated Parties under this Section 9.3 shall survive the termination of the other provisions of this Agreement.

9.4

Exculpatory Provisions.  The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Collateral Agent:

(a)

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Collateral Agent is required to exercise as directed in writing by the Required Lender, provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(d)

The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lender or (ii) in the absence of its own gross negligence or willful misconduct.  The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent by an Obligated Party or a Lender.

(e)

The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document.

9.5

Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.6

Resignation of Collateral Agent.  The Collateral Agent may at any time give notice of its resignation to the Lenders and the Obligated Parties.  The Required Lender may at any time remove the Collateral Agent by giving notice of its removal to the Lenders and the Obligated Parties.  Upon receipt of any such notice of resignation or removal, the Required Lender shall have the right, in consultation with the Obligated Parties, to appoint a successor.  If no such successor shall have been so appointed by the Required Lender and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, or within 30 days after the Required Lender gives notice of its removal, then the retiring or removed Collateral Agent may on behalf of the Lenders, appoint a successor which may be another Lender or Affiliate thereof.  It is expressly provided that if the Collateral Agent shall notify the Obligated Parties and the Lenders that no Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (a) the retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender directly, until such time as the Required Lender appoints a successor Collateral Agent as provided for above in this Section 9.6.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.6).  The fees payable by the Obligated Parties to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Obligated Parties and such successor.  After the retiring or removed Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 9 shall continue in effect for the benefit of such retiring or removed Collateral Agent and its officers and employees in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Collateral Agent was acting as Collateral Agent.

9.7

Indemnification.  THE LENDERS HEREBY AGREE (RATABLY BASED UPON THAT PORTION OF TOTAL INDEBTEDNESS HELD BY EACH LENDER) TO INDEMNIFY THE COLLATERAL AGENT FROM AND HOLD THE COLLATERAL AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTION _5.7), ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE COLLATERAL AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE COLLATERAL AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE COLLATERAL AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR BREACH OF ITS OBLIGATIONS HEREUNDER.  WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE THE COLLATERAL AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE PORTION OF TOTAL INDEBTEDNESS HELD BY EACH LENDER) OF ANY AND ALL OUT OF POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) INCURRED BY THE COLLATERAL AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE COLLATERAL AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE OBLIGATED PARTIES.

9.8

Lenders not Liable for Acts or Omissions of Other Lender.  No Lender shall be responsible for any act or omission of any other Lender.

9.9

Exercise of Rights and Remedies.  Upon the occurrence of an Event of Default, the Collateral Agent may exercise the rights and remedies of the Lenders and the Collateral Agent provided in this Agreement and in the Collateral Agreements.  Each of the Lenders hereby irrevocably constitutes and appoints the Collateral Agent and any officer or employee thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in the name of such Lender or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion, so long as an Event of Default has occurred and is continuing, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and the Collateral Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Lender hereby gives the Collateral Agent the power and rights on behalf of such Lender, upon the occurrence and continuance of an Event of Default (to the extent directed by the Required Lender) to do the following:

(a)

to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, any Collateral;

(b)

to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non negotiable instruments taken or received by the Collateral Agent as, or in connection with, any Collateral;

(c)

to commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, any Collateral;

(d)

to sell, transfer, release, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof;

(e)

to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Collateral Document;

(f)

either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction; and

(g)

to do, at its option and at the expense and for the account of each Lender, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

9.10

Collateral Agent May File Proof of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to either of the Obligated Parties, and subject to the provisions of Section 9.13(b), the Collateral Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Lenders shall have made any demand on the Obligated Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders and the Collateral Agent under Section _5.7 allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender (subject to the provisions of Section 9.13(b)) to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 9.3.

9.11

Exercise of Powers; Instructions of Required Lender.

(a)

All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Collateral Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Collateral Document may be exercised from time to time as herein and therein provided; and

(b)

The Required Lender shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting and proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement or any Collateral Document; provided that such direction shall not conflict with the provisions of applicable law, this Agreement, or of any Collateral Document.  Nothing in this Section 9.11(b) shall impair the right of the Collateral Agent in its discretion to take any action which it deems proper and which is not inconsistent with such direction by the Required Lender.  In the absence of such direction, the Collateral Agent shall have no duty to take or refrain from taking any action.  A Lender may not use its rights under this Section 9.11(b) to obtain a preference or priority over another Lender.

9.12

Remedies Not Exclusive.

(a)

No remedy conferred upon or reserved to the Collateral Agent herein or in the Collateral Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Collateral Document or now or hereafter existing at law or in equity or by statute.

(b)

No delay or omission by the Collateral Agent or any Lender to exercise any right, remedy or power hereunder or under any Collateral Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Collateral Document to the Collateral Agent or Lenders may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

(c)

If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Obligated Parties, the Lenders and the Collateral Agent, shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

(d)

All rights of action and of asserting claims upon or under this Agreement and the Collateral Documents may be enforced by the Collateral Agent without the possession of any Note or Collateral Document or instrument evidencing any Indebtedness or Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral on behalf of and for the ratable benefit of the Lenders.

9.13

Waiver and Estoppel.

(a)

The Obligated Parties agree, to the extent they may lawfully do so, that they will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Collateral Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any Collateral Document but will suffer and permit the execution of every such power as though no such law were in force.

(b)

The Obligated Parties, to the extent they may lawfully do so, on behalf of themselves and all who may claim through or under them, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waive and release all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Collateral Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Collateral Document and consent and agree that all the Collateral may at any such sale be offered and sold as an entirety.

(c)

The Obligated Parties waive to the extent permitted by applicable law, notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind (except notices explicitly required hereunder or under any Collateral Document) in connection with this Agreement and the Collateral Documents and any action taken by the Collateral Agent with respect to the Collateral.

9.14

Limitation on Collateral Agent’s Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Collateral Document and to account to the Lenders and the Obligated Parties for moneys and other property received by it hereunder or under any Collateral Document, the Collateral Agent shall not have any duty to the Obligated Parties or to the Lenders as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

9.15

Limitation by Law.  All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of applicable law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of applicable law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any Collateral Document invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

Signature Pages Follow

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO LOAN AGREEMENT AMONG DENLY UTAH COAL, LLC, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P., JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P. II, AMERICA WEST RESOURCES, INC., AND AMERICA WEST SERVICES, INC.

Denly Utah Coal, LLC,

a Texas limited liability company

By:

/s/ D. Mark von Waaden

D. Mark von Waaden, Manager

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO LOAN AGREEMENT AMONG DENLY UTAH COAL, LLC, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P., JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P. II, AMERICA WEST RESOURCES, INC., AND AMERICA WEST SERVICES, INC.

John Thomas Bridge and Opportunity Fund, L.P., a Delaware limited liability company

By:

John Thomas Capital Management Group, LLC, Its sole general partner

By:

/s/ George R. Jarkesy, Jr.

George R. Jarkesy, Jr.,

Its Managing Member

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO LOAN AGREEMENT AMONG DENLY UTAH COAL, LLC, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P., JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P. II, AMERICA WEST RESOURCES, INC., AND AMERICA WEST SERVICES, INC.

John Thomas Bridge and Opportunity Fund, L.P. II, a Delaware limited liability company

By:

John Thomas Capital Management Group, LLC, Its sole general partner

By:

/s/ George R. Jarkesy, Jr.

George R. Jarkesy, Jr.,

Its Managing Member

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO LOAN AGREEMENT AMONG DENLY UTAH COAL, LLC, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P., JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P. II, AMERICA WEST RESOURCES, INC., AND AMERICA WEST SERVICES, INC.

America West Resources, Inc.,

a Nevada corporation

By:

/s/ Dan R. Baker

Dan R. Baker,

Chief Executive Officer

ATTEST:

/s/ Alex Walker

Alex Walker, Secretary

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO LOAN AGREEMENT AMONG DENLY UTAH COAL, LLC, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P., JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, L.P. II, AMERICA WEST RESOURCES, INC., AND AMERICA WEST SERVICES, INC.

America West Services, Inc.,

a Nevada corporation

By:

/s/ Dan R. Baker

Dan R. Baker,

Chief Executive Officer

ATTEST:

/s/ Alex Walker

Alex Walker, Secretary